Exhibit 23.7
CONSENT OF M3 ENGINEERING & TECHNOLOGY CORPORATION
     The undersigned does hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Pan American Silver Corp., which is being filed with the United States Securities and Exchange Commission, of references to and a summary of a technical report in respect of the Manantial Espejo project dated March 2006 (the “Incorporated Information”), included in the Annual Information Form of Pan American Silver Corp. for the year ended December 31, 2006.
     The undersigned does also hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-122152) of Pan American Silver Corp. of the Incorporated Information.
     Dated this 19th day of March, 2007.
M3 ENGINEERING &
TECHNOLOGY CORPORATION
                “signed”
Authorized Signatory

CONSENT OF M3 ENGINEERING & TECHNOLOGY CORPORATION
          The undersigned does hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Pan American Silver Corp., which is being filed with the United States Securities and Exchange Commission, of references to a technical report entitled “Feasibility Study Volume I” dated March 31, 2005 relating to the Alamo Dorado project (the “Incorporated Information”), included in the Annual Information Form of Pan American Silver Corp. for the year ended December 31, 2006.
          The undersigned does also hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-122152) of Pan American Silver Corp. of the Incorporated Information.
          Dated this 28th day of March, 2007.

M3 ENGINEERING & TECHNOLOGY CORPORATION

“Signed” Authorized Signatory